SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 22, 2013 (August 17, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

9705 N. Broadway Ext. Ste 200, 2nd Floor

Oklahoma City, OK 73114

(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2013, Elephant Talk Communications Corp. (the “Company”) issued a Convertible Note to Bernard Moncarey (the “Investor”), due July 2, 2014, pursuant to which the Company borrowed a principal amount of €2,000,000.00 at an interest rate of 10% per annum (“Convertible Note”). At any time after August 17, 2013, the Convertible Note is convertible, in whole or in part, at the option of the Investor, into a number of shares of Common Stock, par value $0.00001, of the Company (the “Common Stock”) equal to the quotient of the outstanding balance under the Convertible Note by $0.887. The Convertible Note also contains default provisions, including provisions for potential acceleration of the Convertible Note.

The Company has received the funds for the Convertible Note and intends to use the proceeds from the Convertible Note and any issuance of shares under the Warrant primarily for working capital.

In conjunction with the issuance of the Convertible Note, on August 17, 2013, the Company issued a warrant to the Investor to purchase 1,000,000 shares of restricted Common Stock (the “Warrant”). The Warrant is exercisable at any time on or after February 17, 2013 at a price of $0.887 per share for a term of 5 years. The transaction is expected to be completed as soon as possible, subject to approval of the Company’s listing application with NYSE MKT.

On August 17, 2013, in connection with the issuance of the Convertible Note and the Warrant, the Company also issued letters of extension (“Extensions”) to certain investors holding warrants issued previously by the Company (the “Old Warrants”) to purchase shares of Common Stock of the Company. Pursuant to the Extensions, the expiration date of the Old Warrants has been extended for a period of two years from the original expiration date of the Old Warrants.

The securities underlying the Warrant and the shares of Common Stock issuable upon conversion of the Convertible Note have not been registered under the Securities Act of 1933, as amended (“the Securities Act”), or any state securities laws, and are being offered and sold only in Europe to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The description of the Convertible Note and the Warrant are qualified in their entirety by the terms and conditions of the Convertible Note and the Warrant, forms of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this current report.

Item 3.02. Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 2.03.

Item 9.01. Financial Statements and Exhibits.

4.1. Form of Convertible Note, dated August 17, 2013 by and between the Company and Bernard Moncarey.

4.2 Form of Warrant, dated August 17, 2013 by and between the Company and Bernard Moncarey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel